Exhibit 10.19

EXECUTION VERSION

FIFTH AMENDMENT TO AMENDED AND RESTATED MASTER REPURCHASE

This Fifth Amendment to Amended and Restated Master Repurchase Agreement (this “Amendment”), dated as of October 29, 2021, is by and among KREF LENDING III LLC, a Delaware limited liability company (“QRS Seller”), KREF LENDING III TRS LLC, a Delaware limited liability company (“TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”), GOLDMAN SACHS BANK USA, a New York chartered bank (“Buyer”), and solely for purposes of Section 3 hereof, KREF HOLDINGS III LLC (“Pledgor”) and KKR REAL ESTATE FINANCE HOLDINGS L.P. (“Guarantor”).  Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).

W I T N E S S E T H:

WHEREAS, the Sellers and Buyer have entered into (i) that certain Amended and Restated Master Repurchase Agreement, dated as of November 1, 2017 (as amended by that certain First Amendment to Amended and Restated Master Repurchase Agreement, dated as of July 31, 2018, that certain Second Amendment to Amended and Restated Master Repurchase Agreement, dated as of October 31, 2018, that certain Third Amendment to Amended and Restated Master Repurchase Agreement, dated as of May 22, 2020, that certain Fourth Amendment to Amended and Restated Master Repurchase Agreement, dated as of June 30, 2021 and as may be further amended, modified and/or restated from time to time, the “Repurchase Agreement”) and (ii) that certain Amended and Restated Fee Letter, dated as of November 1, 2017 (as amended by that certain First Amendment to Fee Letter, dated as of May 22, 2020 and as may be further amended, modified and/or restated from time to time, the “Fee Letter”);

WHEREAS, the Sellers and Buyer wish to modify certain terms and provisions of the Repurchase Agreement; and

WHEREAS, contemporaneously with the execution and delivery of this Amendment, the Sellers and Buyer wish to modify certain terms and provisions of the Fee Letter pursuant to a Second Amendment to Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter Amendment”), among the Sellers and Buyer.

NOW, THEREFORE, the parties hereto agree as follows:

1.     Amendments to Repurchase Agreement.  The Repurchase Agreement is hereby amended as follows:

(a)    Each of the following definitions in Article 2 of the Repurchase Agreement are hereby deleted and replaced as follows:

“Term Amortization Period End Date” means the earliest to occur of: (i) if each of the Term Availability Period End Date Extension Conditions has not been satisfied or otherwise waived by Buyer on or prior to October 31, 2022, then October 30, 2024, and (ii) if each of the Term Availability Period End Date Extension Conditions has been satisfied or otherwise waived by Buyer on or prior to October 31, 2022, then October 30, 2025.

“Term Availability Period End Date” means the earliest to occur of: (a) (i) if each of the Term Availability Period End Date Extension Conditions has not been satisfied or otherwise waived by Buyer on or prior to October 31, 2022, then October 31, 2022, and (ii) if each of the Term Availability Period End Date Extension Conditions has been satisfied or otherwise waived by Buyer on or prior to October 31, 2022, then October 30, 2023; (b) if Buyer has delivered a Safe Harbor Notice following the occurrence of a Safe Harbor Event, the date set forth in such Safe Harbor Notice as the revised “Term Availability Period End Date”; or (c) the date that Buyer may declare as the “Term Availability Period End Date” pursuant to Section 14(b)(i) following the occurrence of an Event of Default.

“Term Availability Period End Date Extension Conditions” means

(i)
Sellers shall have provided Buyer written notice of their commitment to extend each of the Term Availability Period End Date and the Term Amortization Period End Date no earlier than 90 days and no later than 30 days prior to October 31, 2022;

(ii)	as of October 31, 2022:

a.
no (A) Default or Event of Default shall have occurred and be continuing, (B) Margin Deficit Amount that is due and payable shall be outstanding, (C) Concentration Limit Amount shall be outstanding, and (D) other payment obligation shall remain outstanding;

b.
the representations and warranties made by the Sellers, Pledgor and Guarantor in each of the Transaction Documents to which they are a party shall be true, correct and complete in all material respects as of the date thereof with the same force and effect as if made on the date thereof, and Sellers, Pledgor and Guarantor shall each be in compliance with their respective covenant obligations under each of the Transaction Documents; and

c.	no Safe Harbor Event shall have occurred, and no event shall have occurred and be continuing which would be reasonably likely to result in a Material Adverse Effect; and

(iii)	Sellers shall have paid the Extension Fee due by October 31, 2022.

2.     Effectiveness.  The effectiveness of this Amendment is subject to, as applicable, receipt by Buyer of the following items listed in clauses (a) through (e) below.

(a)    Amendments.  (i) This Amendment duly executed and delivered by each Seller, Pledgor, Guarantor and Buyer and (ii) the Fee Letter Amendment duly executed and delivered by each Seller and Buyer.

(b)   Responsible Officer Certificate.   A signed certificate from a Responsible Officer of each Seller relating to each Seller’s execution and delivery of this Amendment and the other Transaction Documents to be executed and delivered in connection with this Amendment, in substantially the form

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of the “Officer’s Certificate” dated June 30, 2021 in connection with the aforementioned Fourth Amendment to Amended and Restated Master Repurchase Agreement.

(c)    Good Standing.  Certificates of existence and good standing and/or qualification to engage in business for each Seller.

(d)   Fees.  Payment by Sellers of (i) the Extension Fee due on the date hereof to Buyer and (ii) the actual costs and expenses, including, without limitation, the reasonable fees and expenses of counsel to Buyer, incurred by Buyer in connection with this Amendment and the transactions contemplated hereby.

3.     Post-Closing Opinion Obligations.  Within ten (10) Business Days of the date of this Amendment or such longer period as agreed to by Buyer in its reasonable discretion, a legal opinion of counsel to the Sellers as to authority, enforceability and non-contravention of organizational documents and law with respect to this Amendment and a bring down opinion with respect to the previously delivered opinion addressing the applicability of Bankruptcy Code safe harbors.

4.    Continuing Effect; Reaffirmation of Pledge Agreement and Guarantee.  Each of QRS Seller, TRS Seller, Pledgor and Guarantor acknowledge and agree that all terms, covenants and provisions of the Repurchase Agreement, as amended by this Amendment, and the Fee Letter, as amended by the Fee Letter Amendment, are ratified and confirmed and shall remain in full force and effect and in addition, any and all guaranties, pledges and indemnities for the benefit of Buyer (including, without limitation, the Pledge Agreement and the Guarantee) and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment or the Fee Letter Amendment, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and the Fee Letter Amendment and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment and the Fee Letter Amendment.  Each of QRS Seller, TRS Seller, Pledgor and Guarantor certifies that (x) the representations and warranties contained in the Transaction Documents to which it is a party remain true, correct and complete in all material respects as of the date hereof with the same force and effect as if made on the date hereof and (y) it has no offsets, counterclaims or defenses to any of its obligations under the Transaction Documents to which it is a party.

5.     Binding Effect; No Partnership; Counterparts.  The provisions of the Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto.  For the purpose of facilitating the execution of this Amendment as herein provided, this Amendment may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and such counterparts when taken together shall constitute but one and the same instrument.

6.     Further Agreements.   Each Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer and as may be necessary or appropriate from time to time to effectuate the purposes of this Amendment.

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7.     Governing Law.  The provisions of Section 20 of the Repurchase Agreement are incorporated herein by reference.

8.     Headings.  The headings of the sections and subsections of this Amendment are for convenience of reference only and shall not be considered a part hereof nor shall they be deemed to limit or otherwise affect any of the terms or provisions hereof.

9.     References to Transaction Documents.  All references to the Repurchase Agreement in any Transaction Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment, be deemed a reference to the Repurchase Agreement as amended hereby, unless the context expressly requires otherwise.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the day first written above.

BUYER:

GOLDMAN SACHS BANK USA, a New York state-chartered bank

By:	/s/ Prachi Bansal
Name: Prachi Bansal
Title: Authorized Person

[Signature Page to Fifth Amendment to A&R MRA]

SELLERS:

KREF LENDING III LLC, a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

KREF LENDING III TRS LLC, a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

[Signature Page to Fifth Amendment to A&R MRA]

AGREED AND ACKNOWLEDGED:

PLEDGOR:

KREF HOLDINGS III LLC,
a Delaware limited liability company

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.
a Delaware limited partnership

By: KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Authorized Signatory

[Signature Page to Fifth Amendment to A&R MRA]